SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

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                                       FORM 8-K


                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                            SECURITES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported):               October 31, 1996
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                            MERITAGE HOSPITALITY GROUP INC.
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                  (Exact Name of Registrant as Specified in Charter)


                                       MICHIGAN
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                             (State or Other Jurisdiction
                                   of Incorporation)


        0-17442                                               38-2730460
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(Commission File Number)                                    (IRS Employer
                                                       Identification Number)




                        40 PEARL STREET, N.W., SUITE 900
                          GRAND RAPIDS, MICHIGAN 49503
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               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (616) 776-2600
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On September 17, 1996, Meritage Hospitality Group Inc. (the "Company") commenced a tender offer to acquire 480 units of the Wendy's of West Michigan Limited Partnership (the "Partnership") in exchange for $7,000 per limited partnership unit. The Partnership operates 26 "Wendy's Old-Fashioned Hamburgers" restaurants in West Michigan. The Partnership reported sales of $25.4 million in 1995 and has approximately 900 employees. The tender offer was set to expire at 5:00 p.m., Eastern Time, on October 18, 1996. If more than 480 limited partnership units were validly tendered, the 480 units would be accepted on a first-come, first-served basis. On September 17, 1996, the Company already owned 157.25 Partnership units, or approximately 12.5% of the Partnership's outstanding limited partnership units. Therefore, successful acquisition of an additional 480 limited partnership units would give the Company 637.25 limited partnership units or a majority (approximately 50.7%) of the outstanding limited partnership units.

On October 18, 1996, the Company announced that it was extending the expiration date for the tender offer to 5:00 p.m., Eastern Time, on October 31, 1996. The Company also reported that as of October 15, 1996, 665.15 limited partnership units were deposited with the Depositary of the tender offer and that the tender offer was being extended to complete the processing of the deposited units.

The tender offer  expired as  scheduled on October 31, 1996.  Because a total of
698.75 limited partnership units were deposited, the Company accepted 480 validly tendered units on a first-come, first-served basis. Pursuant to Securities and Exchange Commission Rule 14e-1(b), the Company accepted an additional 2.55 units, thereby giving the Company 639.8 (approximately 50.9%) of the outstanding limited partnership units. The Company intends to transfer all of its limited partnership units to MHG Food Service Inc., a wholly owned subsidiary of the Company.

Approximately $3,450,000 was required to commence and close the tender offer. The Company obtained a $3,000,000 mortgage loan from Great American Life Insurance Company, the same entity that refinanced the Company's long-term debt in February 1996. The remaining $450,000 was funded by the Company from available cash and cash equivalents.

The Company entered into an agreement on October 21, 1996, to acquire the General Partnership Interest in the Partnership. This acquisition is conditioned upon, among other things, the approval of Wendy's International, Inc., the franchisor of the Wendy's restaurants operated by the Partnership. The Company's ultimate objective is to acquire all of the outstanding Partnership units and continue the operation of the Partnership's business.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The Company will file the required financial information no later than January 14, 1997.





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                                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                            MERITAGE HOSPITALITY GROUP INC.



Dated:         November 13, 1996            By   /s/ Christopher B. Hewett
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                                                   Christopher B. Hewett
                                                   President and
                                                   Chief Executive Officer